EMPLOYMENT AGREEMENT executed at Montreal, Quebec, this 13th day of June, 2007.

BETWEEN: **ICP Solar Technologies Inc.**, a corporation constituted under the laws of Canada, having its head office in the city of Montreal, Quebec, duly represented herein by Sass Peress, President & CEO, duly authorized to do so as he declares,

(Hereinafter referred to as "**ICP**" or the "**Company**")

AND: **Tom Clark** residing at **26 Plateau, Aliso Viejo, California, 92656, USA.**

(Hereinafter referred to as the "**Employee**")

WHEREAS the Company wishes to retain the Employee on the terms and conditions set forth herein;

BOTH PARTIES HAVE AGREED AS FOLLOWS:

1. **TERM**

1.1 This Agreement has been entered into for an indefinite period of time commencing on **June 13th, 2007**, the whole subject to the terms and conditions set out herein below.

2. **SERVICES**

2.1 The Company hereby retains the Employee, who hereby agrees, to undertake the title and role of **Vice-President Sales, North American Consumer Markets** of the Company and to perform the tasks and undertake the following responsibilities as described in Schedule A (the "Responsibilities").

2.2 The Employee shall use his best efforts, skill, energy and attention in the performance of the Responsibilities and shall perform same act in accordance with the usual practices and rules of art.

2.3 In carrying out his duties hereunder, the Employee shall report directly to the **President and CEO** of the Company.

2.4 The employee is required to maintain a home office from which he will carry out the majority of his duties and responsibilities. Employee may be required, from time to time, to meet at the Company's premises, but understands that no

permanent office shall be made available to him. Expenses will be reimbursed according to the provisions of paragraph 3.2 of the present agreement.

2.5 The company will supply a portable computer and mobile telephone. Expenses will be reimbursed according to the provisions of paragraph 3.2 of the present agreement.

2.6 Throughout the term of this Agreement, the Employee shall comply with all applicable requirements of law in the performance of the Responsibilities and shall obtain and continue to hold, at his/her own expense, all permits, registrations and other authorizations required to permit the Employee to provide the Services in compliance with the provisions hereof.

2.7 The Employee will not originate any publicity, news releases or other public announcements of any nature regarding the Company, whether written or oral, without the prior written consent of the Company.

3. **COMPENSATION**

3.1 In consideration of the Services performed by the Employee hereunder, the Company agrees to pay to the Employee a salary in the amount of USD $100,000 per annum. The salary shall be paid to the Employee in accordance with the Company's payroll schedule.

The Employee shall be entitled to a yearly bonus, after the first completed year of service, not to exceed USD $35,000 based on key performance indicators to be mutually agreed upon before June 30, 2007.

The Employee shall also receive 75,000 stock options as part of the Employee Stock Option plan. The Employee shall not exercise any options until October 31, 2007.

3.2 The Employee will be entitled to a reimbursement of expenses incurred for the benefit of the Corporation in the performance of his duties. These expenses must be pre-approved in writing and shall be payable monthly, at the end of each month upon submission of an expense report. In addition, $500 per month will be allowed for car expense.

3.3 The Employee shall be entitled to a total of three (3) weeks paid vacation.

3.4 The total remuneration covered by this agreement shall be subject to a review on April 30, 2008 in order to assess progress according to certain performance indicators as detailed in Schedule C.

3.5 The Company agrees to indemnify the Employee in accordance with the provisions of its by-laws; as such provisions may be expanded from time to time.

4. **LIABILITY**

4.1 The Employee undertakes to indemnify, and save harmless the Company in respect of:

(a) Any claim, charge, tax, penalty, interest, fine, assessment or demand by any statutory body of any country or province for any withholdings, charge, tax, assessment, contribution, fee, deduction or amount which, according to said entities, ought to have been paid or withheld on or in respect of any amount paid under the present Agreement.

5. **CONFIDENTIALITY**

The Employee acknowledges that, in the course of his her employment with the Company he will have access to and be entrusted with confidential and proprietary information and trade secrets of or relating to the Company, which information is not part of the public domain, and which the Company has a legitimate interest in protecting. Such information and trade secrets include, but are not be limited to the following:

(a) the identity of the Company's clients; the Company's client lists; the products and/or services offered or provided to the Company's clients, the prices charged for such products or services; the volume of sales made to such clients, the particular needs of such clients; and the methods or arrangements implemented by the Company or any Member thereof to service or do business with such clients;

(b) the identity of the Company's suppliers; lists of suppliers; the products and/or services purchased from such suppliers, the prices paid to such suppliers, and the financial or other particular arrangements made between such suppliers and the Company or any Member thereof;

(c) the identity of the Company's employees, the list(s) of employees of any Member of the Company, the salary, remuneration, other employment benefits and/or training provided to such employees;

(d) any information concerning the actual or planned creation, production, development, marketing, sale, distribution and/or licensing of any products or services by the Company or any Member thereof;

(e) any technique, process, method of doing business, or sales, marketing, product development or business plans or strategies, surveys, designs, inventions or other intellectual property of the Company or any Member thereof, including all antecedent derivative works; and

(f) any information concerning the financial affairs of the Company or any Member thereof and any negotiations, licensing or other business agreements between any Member of the Company and third parties.

(hereinafter referred to collectively as "Confidential Information"). The Employee acknowledges and agrees that the foregoing are only examples of the types of trade secrets, confidential and proprietary information that will be made known to him/her by reason of his/her employment with the Company, and are not to be construed as an exhaustive list of such information. It is also understood that the term "Confidential Information" does not include information which is or becomes generally known to the public without any breach by the Employee of his/her obligations hereunder or any fault on the part of the Employee or which is already in the possession of the Employee at the time of disclosure to the Employee by the Company.

The Employee covenants and agrees that, during the term of the present Agreement, and at all times subsequent to the termination of such Agreement, for whatever reason, whether voluntary or involuntary, he/she shall not, directly or indirectly, in any manner or for any purpose whatsoever, except for the business purposes of the Company and as may be reasonably required in the normal and loyal performance of his/her consulting duties hereunder or unless and to the extent he is specifically required to do so by Court order, use, copy or reproduce or allow to be used, copied or reproduced any Confidential Information or disclose, transmit, transfer or communicate or allow to be disclosed, transmitted, transferred or communicated any Confidential Information to any person, firm, business, corporation, partnership, joint venture, syndicate, association, governmental organization or authority, or any other type of entity or group, endowed or not with juridical personality.

The Employee acknowledges and agrees that the Confidential Information, and all materials, documents, files and records relating thereto, are and shall remain the exclusive property of the Company and the other members of the Company, as the case may be.

The Employee covenants and agrees that, upon the request of the Company and, in any event, upon the termination of the present Agreement, for whatever reason, whether voluntary or involuntary, he/she will return to the Company immediately, without making or keeping any copies or reproductions thereof, in whatever form, all Confidential Information, however captured, stored or recorded, as well as all materials, documents, files, records, diskettes, notebooks, and other property of the Corporation which are in his/her possession, or under his/her custody or control.

6. **INTELLECTUAL PROPERTY**

(a) any inventions and improvements thereon, processes, information, data, reports, specifications or other materials prepared, made, conceived and

/or compiled by the Employee specifically in the performance of the Services (collectively the "Inventions"), shall be the property of the Company exclusively and shall be maintained in confidence by the Employee;

(b) the Employee agrees to and does hereby assign to the Company or any person or organization designated in writing by Company, at no additional consideration other than the consideration for this Agreement, and without any limitation whatsoever, all of Employee's rights, title and interest in any Inventions made in the direct performance of the Responsibilities by the Employee under this Agreement, whether conceived and/or reduced to practice either solely or jointly with others. Further, the Employee hereby waives, without any limitation whatsoever, to the benefit of the Company, its successors, assigns and licensees any moral rights which he/she may have with respect to the Inventions for the term of such right. In addition, the Employee agrees to render all assistance reasonably requested by the Company in order to enable Company to file, obtain and enforce any Letters Patent, whether foreign or domestic on said invention, including the execution of such papers and documents as may be necessary to obtain patents in Canada and abroad, and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions, applications and patents and the Employee shall otherwise provide full cooperation to the Company in obtaining those patents in which the Employee is named as an inventor or co-inventor, even though such cooperation may be required to take place at a time following the expiration and/or termination of this Agreement. The Company agrees to promptly reimburse Employee for all reasonable expenses incurred by him/her in providing the assistance required by this paragraph upon the submission to Company of an itemized statement of such expense; and

(c) The Employee shall promptly inform and disclose to the Company all inventions, improvements, processes, applications, data and/or other information made, conceived and/or compiled by him/her in connection with the Services during the term of this Agreement.

7. **NON-COMPETITION AND NON-SOLICITATION COVENANTS**

7.1 The Employee expressly covenants and agrees that, during the term of the present Agreement and for a period of twelve (12) months from the date on which such Agreement terminates, for whatever reason, whether voluntary or involuntary, he/she will not, directly or indirectly:

(a) anywhere in North America, engage in, whether as a sole proprietor, partner, shareholder or in any other proprietary capacity whatsoever, or provide support and/or assistance in any other form whatsoever, to any person, firm or corporation engaged in developing, manufacturing,

licensing, marketing or distributing any Competitive Product; provided that investments in securities representing less than 10% of the voting securities of any entity the shares of which are publicly traded shall not be deemed a violation of this subparagraph a);

(b) anywhere in North America, be employed by, act as an Employee or adviser to, or be the agent or representative of any person, firm or corporation engaged in developing, manufacturing, licensing, marketing or distributing any Competitive Product.

(c) solicit or attempt to solicit any customer or entice any such customer of the Company to cease dealing with the Company, in all such cases with a view to giving, selling or providing to such customer any products or services similar to the products or services sold or provided by the Company at the time of the cessation of his/her consulting services hereunder;

(d) solicit, induce, or otherwise persuade any executive, employee or Employee of the Company to terminate his/her employment or consulting relationship with the Company or to cease providing services to the Company.

7.2 In the event that in any legal proceedings before a competent tribunal in any jurisdiction, it is determined that either of Sub-sections a), b), c) or d) of Section 7.1 above, or any part of the said Sub-sections, is invalid with respect to any particular transaction, that Sub-section or part thereof shall be deemed to be severed from this Agreement for the purposes only of the particular legal proceedings in question, and the said Sub-section shall, in every other respect, continue in full force and effect.

8. **VIOLATION**

8.1 The Employee hereby agrees that the restrictions in the foregoing sections and paragraphs are reasonable and necessary in order to permit the Company to adequately protect its legitimate interests and competitive position in the marketplace.

8.2 The Employee acknowledges that, in the event of any breach by him/her of any of his/her obligations under sections 5, 6 and 7 above such breach shall cause the Company serious and irreparable harm and that injunctive relief will be necessary in such event, without prejudice to any other recourses or remedies available to the Company.

9. **GENERAL**

9.1 The Employee acknowledges that this Agreement is a contract by mutual agreement which has been negotiated and discussed between the parties and entered into as a result thereof.

9.2 Each and every term, condition and provision of this Agreement is and shall be severable one from the other, and in the event that any term, condition or provision hereof is at any time declared by a court of competent jurisdiction to be void, invalid or unenforceable, same shall not extend to invalidate, make void or make unenforceable any condition or provision of this Agreement, and such term, condition or provision so declared to be void, invalid or unenforceable shall be severed from the rest of this Agreement.

9.3 The terms of the present Agreement may in the future be amended, but only by a written document which is signed by both the Employee and, on behalf of the Company, by a duly authorized officer. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.6 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, their respective successors, legal representatives and permitted assigns.

10. **TERMINATION**

10.1 Subject to Sections 10.2 and 10.3 below, the Company may terminate this Agreement by giving the Employee a three (3) month prior written notice and the Employee may terminate this Agreement by giving the Company a three (3) month prior written notice. If this Agreement is terminated by the Employee under this Section 10.1, the Company shall retain the right to waive such notice, in whole or in part. If the Company terminates this Agreement in accordance with this Section 10.1, it may, instead of providing such notice, provide the Employee with an indemnity representing the amount of salary and benefits that would have been paid during the notice period, or with a combination of notice and indemnity covering the same period.

10.2 Notwithstanding the provisions of Section 10.1 above, the Company may terminate this Agreement at any time for cause, without prior notice or any indemnity in lieu thereof. For the purposes of this Section 10.2, the term "cause" shall include, but shall not be limited to, the Employee's inability to provide the Services, fraud, dishonesty, theft, conviction for a felony or crime of moral turpitude, a material breach of this Agreement, and the Employee's failure to perform the Services as required by this Agreement or his/her failure to correct such deficiency within thirty (30) days' written notice to such effect from the Company;

10.3 Upon any termination of this Agreement, whether by the Employee or the Company:

a) subject to any payments required if the Company terminates this Agreement under Section 10.1 above, the Company will be required to

pay the Employee only for work performed through to the date of termination;

b) the Employee shall continue to be bound by his/her obligations to the Company which are intended to survive the termination of this Agreement, including notably his/her obligations under Sections 5, 6 and 7 of this Agreement;

c) the Company shall continue to be bound by the terms of Section 3.5 of this Agreement.

11. **APPLICABLE LAW**

11.1 This Agreement shall be governed and construed in accordance with the laws of Province of Quebec.

12. **NOTICE**

12.1 The addresses of the parties for notice purposes are as follows:

Attention : Sass Peress
ICP SOLAR TECHNOLOGIES INC.
7075 Place Robert-Joncas, Unit 131
Montreal, Quebec
H4M 2Z2

Attention: Tom Clark
26 Plateau, Aliso Viejo, California, 92656, USA.

Or such other address as may be given by either party to the other in writing from time to time, all notices shall be sent by registered mail postage prepaid or by personal delivery;

13. **LANGUAGE**

13.1 La présente convention a été rédigée en anglais à la demande des parties. This agreement has been drawn in English at the request of all parties.

IN WITNESS WHEREOF the parties have duly signed this Agreement in two (2) counterparts on the **June 13th, 2007.**

ICP SOLAR TECHNOLOGIES INC.

Per: Sass Peress
President and CEO

Tom Clark